SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 9, 2003

Gateway Financial Holdings, Inc.

North Carolina (State of incorporation)	000-33223 (Commission File Number)	56-2264354 (I.R.S. Employer Identification No.)

1145 North Road Street, Elizabeth City, North Carolina (Address of principal executive offices)	27909 (Zip Code)

Issuer’s telephone number: (252) 334-1511

This document contains 2 pages, excluding exhibits.

Signatures
Slide Presentation for Ryan Beck & Co.

Item 9 — Regulation FD Disclosure

     Gateway Financial Holdings, Inc. will make presentations on May 12 and 13, 2003 for Ryan Beck & Co., one of its market makers.

     Gateway Financial Holdings, Inc. is the holding company for Gateway Bank & Trust Co., a community bank with its principal offices in Elizabeth City, North Carolina. Gateway Bank has nine offices in Elizabeth City, Edenton, Kitty Hawk, Plymouth, and Roper, North Carolina and Chesapeake and Virginia Beach, Virginia.

     The Common Stock of the company is traded on the Nasdaq SmallCap market under the symbol GBTS. The Company also has Warrants traded on the Nasdaq SmallCap market under the symbol GBTSW.

Item 7(c): Exhibits

Exhibit 99: Slide presentation for Ryan Beck & Co.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Gateway Financial Holdings, Inc.

By:	/s/ Daniel B. Berry Daniel B. Berry President and Chief Executive Officer

Date:	May 8, 2003